UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           FORM 8-A 12B

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                        Aaron Rents, Inc.
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      (Exact name of registrant as specified in its charter)

       Georgia                                           58-0687630
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(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)

309 E. Paces Ferry Road, N.E., Atlanta, Georgia            30305
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(Address of principal executive offices)                 (ZIP Code)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                    Name of each exchange on which
      to be so registered                    each class is to be registered

Common Stock, par value $0.50 per share      New York Stock Exchange, Inc.
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If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration Statement file number to which this Form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                   N/A
                        ------------------------
                            (Title of Class)


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
ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              Incorporated herein by reference is the description of common stock set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-2 (Registration No. 33-76354) under the Securities Act of 1933, as amended, filed on May 2, 1994, as amended. In May 1996, the Registrant changed the name of its Class B Common Stock to "Common Stock."

ITEM 2.   EXHIBITS.

    II.3.1    Amended and Restated Articles of
              Incorporation of Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
              1996).

    II.3.2    Amended and Restated Bylaws of Registrant.

    II.4.1    Specimen of form of certificate
              representing shares of Common Stock of Registrant, par value $0.50 per share.

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


March 9, 1998                      AARON RENTS, INC.
                                   -----------------
                                   (Registrant)



                                   By:__________________________________
                                      Gilbert L. Danielson
                                      Chief Financial Officer



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